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                                                                   EXHIBIT 10.6

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                             MASTER SALES AGREEMENT


                                 BY AND BETWEEN


                            OYO GEOSPACE CORPORATION


                                      AND


                                OYO CORPORATION






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                               NOVEMBER 10, 1995


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                             MASTER SALES AGREEMENT


       THIS MASTER SALES AGREEMENT is made and entered into this 10th day of November, 1995, by and between OYO Geospace Corporation, a Delaware corporation ("OYO Geospace"), with its principal office located at 7334 N. Gessner Road, Houston, Texas 77040, and OYO Corporation, a company organized and existing under the laws of Japan ("OYO Japan"), with its principal office located at Ichigaya Building, 2-6, Kudan-Kita 4-chome, Chiyoda-ku, Tokyo 102, Japan.


                             W I T N E S S E T H :

       WHEREAS, OYO Geospace is in the business of designing and manufacturing instruments and equipment used in (i) the acquisition and processing of seismic data, (ii) time measurement and (iii) certain other applications;

       WHEREAS, OYO Japan is in the business of (i) providing engineering and consulting services primarily for the investigation of the earth's subsurface primarily for construction projects and (ii) manufacturing and selling geotechnical instruments;

       WHEREAS, OYO Geospace desires from time to time to sell to certain of its products on a non-exclusive basis to OYO Japan, and OYO Japan desires from time to time to purchase certain products from OYO Geospace; and

       WHEREAS, OYO Japan desires from time to time to sell to certain of its products on a non-exclusive basis or resell certain products to OYO Geospace, and OYO Geospace desires from time to time to purchase certain products from OYO Japan;

       NOW, THEREFORE, in consideration of the premises, the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

       1.1 Definitions. For the purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings:

              (a) "Affiliate" means any Person that controls, is controlled by or is under common control with any other Person;

              (b) "Agreement" means this Master Sales Agreement, as the same may subsequently be amended, modified or supplemented in accordance with its terms;

              (c) "Encumbrances" means any mortgage, pledge, lien, claim, encumbrance, charge or other security interest, option, defect or other right of
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       any third Person of any nature whatsoever, other than inchoate mechanic's, materialmen's and similar liens arising in the ordinary course of business;

              (d) "Party" means either OYO Geospace or OYO Japan, and "Parties" means both OYO Geospace and OYO Japan;

              (e) "Person" means a natural person or any entity of any kind, including (without limitation) joint stock companies, corporations, partnerships, limited liability companies, governmental entities and any other entity organized or formed under the law of any jurisdiction;

              (f) "Product" means any product manufactured or resold by a Party (including improved and succeeding models of such products) as may be agreed upon by the Parties in writing from time to time, other than printheads which are the subject of a separate agreement between the Parties;

              (g) "Purchaser" means (i) OYO Geospace, if OYO Geospace is purchasing Products from OYO Japan pursuant to the terms and conditions of this Agreement, and includes all subsidiaries thereof, or (ii) OYO Japan, if OYO Japan is purchasing Products from OYO Geospace pursuant to the terms and conditions of this Agreement, and includes all subsidiaries and Affiliates thereof other than OYO Geospace and its subsidiaries; and

              (h) "Seller" means (i) OYO Geospace, if OYO Geospace is selling Products to OYO Japan pursuant to the terms and conditions of this Agreement, and includes all subsidiaries thereof, or (ii) OYO Japan, if OYO Japan is selling Products to OYO Geospace pursuant to the terms and conditions of this Agreement, and includes all subsidiaries and Affiliates thereof other than OYO Geospace and its subsidiaries.

       1.2    Other Definitional Provisions.

              (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall, unless a specific provision is expressly referenced, refer to this Agreement as a whole and not to any particular provision of this document, and Article references contained in this Agreement are references to the Articles in this Agreement, unless otherwise specified.

              (b) All words used herein in the singular shall extend to and include the plural, and all words used herein in the plural shall extend to and include the singular.

              (c) All words used in any gender shall extend to and include all genders.



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                                   ARTICLE 2
                               SALE AND PURCHASE

       2.1    Sale and Purchase Obligations.

              (a) Seller agrees to sell to Purchaser, upon Purchaser's order and Purchaser thereafter agrees to purchase from Seller, any Product of Seller at any time during the term of this Agreement and in accordance with the terms and provisions hereof.

              (b) If Seller is unable, for any reason other than a volitional declination to do so, to supply Purchaser with Purchaser's requirements for any Product within 30 days of receipt of an order from Purchaser, then the obligations to purchase and sell hereunder shall cease in respect of such order and shall be of no further effect or force.

              (c) No provision of this Agreement shall be construed to impair Seller's right to supply any Product to any person other than Purchaser.

       2.2 Orders and Deliveries. All orders, processing and deliveries of the Product shall be made in accordance with the customary and routine handling of orders, processing and deliveries to third parties in respect of the particular Product or type of Product, unless otherwise agreed in writing by both Parties

       2.3    Pricing and Payment.

              (a) The purchase price payable by Purchaser for each unit of the Product shall be as set forth in Schedule A hereto with respect to the Products identified therein.

              (b) Seller shall provide Purchaser reasonable access to its books and records to allow Purchaser to confirm Seller's cost of manufacturing or purchasing, as the case may be, the Product.

              (c) Purchaser shall be responsible for the payment of all customs charges and taxes related to the sale and purchase of the Products.

              (d) Seller shall send Purchaser an invoice within 30 days after the delivery of Products pursuant to any order setting forth the types and quantities of Products shipped by Seller to Purchaser during the previous month. Within 30 days after the receipt of such invoice, Purchaser shall remit payment for such Products to Seller. All payments shall be made in United States dollars in respect of purchases from OYO Geospace and in Japanese Yen in respect of purchasers from OYO Japan except for purchases from other U.S. Affiliates of OYO Japan, which shall be in U.S. dollars.



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       2.4    Inspection and Rejection.

              (a) Purchaser reserves the right to reject or revoke acceptance of any shipment of Product as a result of any defect or nonconformity thereof. If any Product is rejected or its acceptance is revoked, Purchaser shall notify Seller of such rejection or revocation of acceptance within 60 days of receipt of such Product, specifying with particularity the grounds for its rejection or revocation of acceptance.

              (b) Seller shall immediately replace any such Product or immediately refund the price therefor, at Purchaser's option. If Seller is unable to replace any such Product within 60 days of Purchaser's rejection or revocation of acceptance for any reason other than a volitional declination to do so, then the obligations to sell and purchase in respect of such Product shall cease and be of no further effect or force.

              (c) All rejected Products shall be returned by Purchaser to Seller, at Seller's sole cost, within 30 days Purchaser's rejection or revocation of acceptance of such Products.

       2.5    Warranties of Seller.

              (a) Seller extends to Purchaser the ordinary and customary warranty in respect of each Product sold by Seller to Purchaser as if Purchaser were a third party; provided, however, that such warranty applies only to Products that are manufactured by the Seller and not to Products that are manufactured by a third party and resold by the Seller.

              (b) Seller warrants to Purchaser that the Products, at the time of delivery to Purchaser, will be free from any Encumbrances.

       2.6 Risk of Loss. The risk of loss from any casualty to the Products, regardless of the cause, shall be on Seller up to the time of receipt of the Products by Purchaser at Purchaser's delivery destination and until Purchaser has completed any proper inspection without rejection of the Products.

       2.7 Indemnification. Seller agrees to defend, indemnify and hold harmless Purchaser, its affiliates and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, reasonable counsel fees and costs incident thereto incurred by or asserted against Purchaser as a result of damage to the property of Purchaser or others, or personal injuries to or injuries resulting in the death of any person or persons, including directors, officers, employees and agents of Purchaser relating to the Products; provided, however, Seller shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to Purchaser unless such claims, losses, damages, liabilities, counsel fees or costs are determined, in a final judgment by a court of competent jurisdiction (not subject to further appeal), to have resulted primarily and directly from



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the gross negligence or willful misconduct of Seller or its directors, officers, employees or agents.


                                   ARTICLE 3
                              TERM AND TERMINATION

       3.1 Term. The term of this Agreement shall commence on the date hereof and continue for a period of one (1) year after such date (the "Initial Term"). Subject to the rights of early termination set forth in this Agreement, this Agreement shall be automatically renewed on a year-to-year basis after the Initial Term (the term of each such renewal referred to as a "Renewal Term"), unless either Party provides written notice of termination to the other Party on or before ninety (90) days prior to the end of the Initial Term or any Renewal Term.

       3.2 Termination. Either Party may terminate this Agreement by giving written notice to the other Party after the occurrence of one of the following events:

              (a) any material breach of this Agreement by the other Party that is not capable of being cured;

              (b) any breach of this Agreement by the other Party that, if capable of being cured, is not cured within 60 days after written notice of such breach is received by the breaching Party;

              (c) initiation of liquidation, dissolution, reorganization, insolvency, bankruptcy or similar proceedings by or against the other Party; or

              (d)    the appointment of a trustee or receiver for the other
       Party.

       3.3 Termination Not Exclusive Remedy. The termination of this Agreement shall not release either Party from its liability to the other Party under this Agreement arising from a breach of this Agreement.

       3.4 Survival. Each of the Parties' obligations under this Agreement shall survive the expiration or termination of this Agreement to the extent such obligations should have been performed during the term of this Agreement and were not so performed. Notwithstanding the expiration or termination of this Agreement, this Agreement shall remain in full force in effect until each Party has discharged all of its obligations hereunder.


                                   ARTICLE 4
                            CONFIDENTIAL INFORMATION

       4.1 Non-disclosure. Either Party may from time to time provide to the other Party certain advice, technical information, know-how, and other proprietary data and information with respect to the Products. Inasmuch as various of these materials and


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advice (all of which will herein be referred to as the "Confidential
Information") contain confidential information and trade secrets, it is hereby agreed that any Confidential Information that one Party discloses to the other is valuable, proprietary property belonging to the disclosing Party, and the receiving Party agrees that it will neither use nor disclose to any third party (except in the performance of its duties hereunder) any Confidential Information, except on prior written consent of the other Party.

       4.2 Return of Information. The Parties agree, either upon the termination of this Agreement or upon request, to surrender to the other all documentary material including Confidential Information, price lists, catalogues, technical literature, sales literature, samples and any other documents, papers or other properties of the other Party, however previously supplied.

       4.3 Survival of Article. The obligations of the Parties pursuant to this Article shall continue in full force and effect after the termination of this Agreement regardless of how this Agreement is terminated.


                                   ARTICLE 5
                                 GOVERNING LAW

       THE PARTIES ACKNOWLEDGE THAT THE TRANSACTIONS WHICH ARE THE SUBJECT MATTER OF THIS AGREEMENT BEAR A REASONABLE RELATION TO THE STATE OF TEXAS AND AGREE THAT THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND ALL DISPUTES HEREUNDER SHALL BE GOVERNED BY, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.


                                   ARTICLE 6
                                  ARBITRATION

       The Parties agree that any and all disputes arising in connection with this Agreement including, but not limited to, the validity of this provision or the performance by either Party of any obligations, commitments or promises hereunder, which cannot be resolved through good faith negotiations to the mutual satisfaction of both Parties within thirty (30) calendar days (or such longer period as may be mutually agreed upon by the Parties) after the complaining Party has notified the other Party of the complaint, shall be submitted to final and binding arbitration. Any such dispute, claim or disagreement subject to arbitration pursuant to the terms of this paragraph shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"). Within ten days of the initiation of an arbitration hereunder, each Party will designate an arbitrator pursuant to the AAA Rules. The appointed arbitrators will appoint a neutral arbitrator from the panel in the manner prescribed in the AAA Rules. The arbitrators shall not have any authority to award consequential, exemplary or punitive damages. The Parties agree that the decision of the arbitrators selected hereunder will be final and binding on both Parties. The place of arbitration shall be Houston, Texas, and each Party shall pay its individual costs and fees arising therefrom. Judgment upon the award resulting from


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arbitration may be entered in any court having jurisdiction for direct enforcement, or any application may be made to a court for a judicial acceptance of the award and an order of enforcement, as the case may be.


                                   ARTICLE 7
                               GENERAL PROVISIONS

       7.1 Notices. To be effective, all notices, consents or communications required (other than routine orders and invoices for Products, which shall be delivered in the customary manner as in the case of orders and invoices to third parties) shall be in writing and shall be delivered by hand or sent by first-class prepaid certified or registered mail, return receipt requested, overnight delivery service or facsimile (confirmed by first-class prepaid letter sent within 24 hours of dispatch) to the Parties at their respective addresses or facsimile numbers and to the attention of the persons set forth below. Any Party may change its address or facsimile number for purposes hereof by notice to all other Parties in the manner provided above. Notice will be effective upon receipt.


       OYO Geospace
       ------------

              OYO Geospace Corporation
              7334 N. Gessner Road
              Houston, Texas  77040
              Facsimile:  (713) 937-8262
              Attention:  Mr. C. Robert Bunch

       OYO Japan
       ---------

              OYO Corporation
              Ichigaya Building
              2-6, Kudan-Kita 4-chome
              Chiyoda-ku, Tokyo 102
              Japan
              Facsimile:  81-3-3262-5169
              Attention:  Mr. Katsuhiko Kobayashi


       7.2 Severability. Should any provision of this Agreement be held unenforceable or invalid, then the Parties hereto agree that such provision shall be deemed modified to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the Parties hereto, then such provision shall be severed from this Agreement. In such case the validity of the remaining provisions shall not be affected and this Agreement shall be construed as if such provision were not contained herein.


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       7.3    Headings.  All headings used herein are for the convenience of reference only, do not constitute substantive provisions of this Agreement, and shall not be used in construing the meaning or intent of the terms or provisions hereof.

       7.4 Assignment. This Agreement and the rights granted hereunder shall not be assigned in whole or in part, either voluntarily, by operation of law or otherwise, without the prior written consent of both Parties, except that this Agreement may be assigned to Affiliates of a Party without prior written consent from the other Party. Any attempt to make an assignment without the consent required hereunder shall be null and void and may be treated by the other Party as a breach of a material provision of this Agreement.

       7.5 Beneficiaries. This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement is intended solely for the benefit of Purchaser and Seller and their respective successors and permitted assigns.

       7.6 Entire Agreement. This Agreement constitutes the entire agreement between Purchaser and Seller concerning the subject of this Agreement. This Agreement supersedes all prior and contemporaneous agreements, communications, statements, representations and understandings, whether oral or written, on this subject.

       7.7 Amendments. Purchaser and Seller, by mutual agreement in writing, may amend, modify or supplement this Agreement. No modification or amendment of this Agreement is effective unless made in writing and signed by the Party to be bound, with such written modification or amendment stating the expressed intent to modify this Agreement. A course of dealing or performance is not a modification unless expressed in an appropriate written document and signed by the Party to be bound.

       7.8 No Waiver of Rights. A Party's failure in one or more instances to exercise or enforce any right provided by this Agreement or by law does not waive its right to exercise the right in any later instance. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. To be effective, a waiver must be expressly written and signed by the Party to be bound. A course of dealing or performance is not a waiver unless ratified in writing by the Party to be bound.

       7.9 Import/Export Regulations. The Parties agree that they will comply with the import and export laws and regulations of the United States of America and will not export or re-export any article, product, data or information to any proscribed country listed pursuant to or under such laws and regulations.

       7.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each Party and delivered to the other Party. Delivery of this Agreement by a Party may be



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effected by sending the other Party a facsimile copy of this Agreement as executed by the delivering Party.

       IN WITNESS WHEREOF, OYO Geospace and OYO Japan have executed this Agreement as of the date first written above.


                                   OYO GEOSPACE CORPORATION



                                   By:          /s/ C. ROBERT BUNCH
                                           ---------------------------------
                                                    C. Robert Bunch
                                           Executive Vice President and
                                              Chief Operating Officer


                                   OYO CORPORATION



                                   By:          /s/ KATSUHIKO KOBAYASHI
                                           ---------------------------------
                                                    Katsuhiko Kobayashi
                                                 Joint General Manager


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                                                                      SCHEDULE A



                                           PRICE (REFLECTED AS A
       PRODUCT                             PERCENTAGE OF THE CURRENT LIST PRICE)
       -------                             -------------------------------------
       Data Acquisition System             80% (if sold to OYO Japan)

       Geophones, Hydrophones,             90-95%
         Connectors and Cables


       Parts and Supplies for              90%
         Products


       All other Products sold             80%
         between the Parties


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